Exhibit 99.1

News Release
CONTACT:
Greg Powell
Vice President Investor Relations
B/E Aerospace
(561) 791-5000

B/E AEROSPACE APPOINTS WERNER LIEBERHERR CO-CHIEF EXECUTIVE OFFICER

WELLINGTON, FL, October 25, 2013 – B/E Aerospace, Inc. (Nasdaq:BEAV), the world’s leading manufacturer of aircraft cabin interior products and the world’s leading provider of aerospace fasteners, consumables and logistics services, today announced that its Board of Directors has appointed Werner Lieberherr, who is currently President and Chief Operating Officer of B/E Aerospace, Inc., as co-Chief Executive Officer of B/E Aerospace, Inc. effective as of January 1, 2014.

Werner Lieberherr was appointed President and Chief Operating Officer of B/E Aerospace effective December 31, 2010.  Mr. Lieberherr joined B/E Aerospace as Senior Vice President and General Manager for the Commercial Aircraft Segment in 2006. Prior to joining B/E Aerospace, Mr. Lieberherr spent nearly 20 years in the energy industry, leading businesses for ABB Ltd. and Alstom S.A. during which time he served in various senior management positions in Europe, Asia and as President of ABB Power Generation North America.  A native of Switzerland, Mr. Lieberherr holds a Master’s Degree in Business Administration from the Kellogg School of Management, Northwestern University and a Master’s Degree in Operations Research and Industrial Engineering from the Swiss Federal Institute of Technology (ETH) in Zurich.

Amin J. Khoury, Founder, Chairman and Chief Executive Officer of B/E Aerospace said, “As President and COO and prior to that as head of our Commercial Aircraft Segment, Werner has made numerous important contributions and has played a significant role in the success of B/E Aerospace.  He has been an exceptional leader who has contributed substantially to our competitive position, standing with our customers, and our operational effectiveness.  He has also made important contributions to our continuous improvement initiatives which have resulted in improved product quality, product support, and customer satisfaction and ultimately lower costs and higher market shares.  Werner is a highly effective leader and is well respected internally and throughout the industry.  Werner, Tom McCaffrey, our Senior Vice President and CFO, and I work extremely well together as a highly effective team.  I welcome Werner to his new role as co-CEO as he, Tom and I continue to drive business growth and shareholder value creation.”

“B/E Aerospace enjoys a very solid foundation on which to build future success,” stated Werner Lieberherr.  “As a result of our multiple company specific growth drivers in addition to the aerospace up cycle, we believe we are uniquely positioned to benefit from both market share gains driven by our innovative product offerings developed through successful R&D efforts as well as our leverage to wide-body aircraft deliveries and retrofits.  I am excited to take on my new role as co-CEO and continuing to work with Amin and Tom as a team as we continue to strive for superior earnings growth and shareholder value creation.”

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve risks and uncertainties.  The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements.  Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (SEC), which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings.  The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About B/E Aerospace, Inc.

B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products and the world’s leading provider of aerospace fasteners, consumables and logistics services.  B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets.  B/E Aerospace manufactured products include aircraft cabin seating, lighting systems, oxygen systems, food and beverage preparation and storage equipment, galley systems, and modular lavatory systems.  The Company also provides cabin interior reconfiguration, program management and certification services.  B/E Aerospace sells and supports its products through its own global direct sales and product support organization.  For more information, visit the B/E Aerospace website at www.beaerospace.com.